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                                                                    EXHIBIT 99.1

                         [LETTERHEAD OF CROWN VANTAGE]


News Release
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Release: For Immediate Release

For Further Information Contact:

At the Company:
Tom Deutsch    513-588-1750
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Tuesday, August 22, 2000


              CROWN VANTAGE HALTING PRODUCTION AT MICHIGAN PLANT;
                               LAYOFFS ANNOUNCED


CINCINNATI--Crown Vantage Inc. (OTCBB: CVANQ) today announced it will be idling its entire Parchment, Mich., paper production operation indefinitely. This action will result in the permanent layoff of 249 salaried and hourly employees effective October 21 through November 3, 2000.

"We made several attempts to turn the Parchment facility around over the years; however, we now believe that idling this plant is the most appropriate action and will provide a greater benefit to our remaining employees, customers and stakeholders in the long run," said Bob Olah, chief executive officer. "Halting production at our Parchment facility is the latest in a series of strategic moves to improve overall operating performance. This, and other initiatives, which have included a comprehensive product line/price rationalization, recent management restructuring and a headquarters move with corporate-staff reductions, are intended to return the business to a more profitable base from which to grow."

Management said that capacity available in the company's active mills is expected to absorb the production no longer being scheduled on the Parchment machines.

Crown Vantage is a leading manufacturer of value-added papers for printing, publishing and specialty packaging. The Company's diverse products are tailored for the special needs of target markets. End


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Crown Vantage Inc.
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users include specialty magazines and catalogs, financial printing and corporate communications, packaging and product labels, coffee filters and disposable medical garments--and hundreds more. For more information, visit www.crownvantage.com.
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Safe Harbor Statement:  This news release contains certain forward-looking statements concerning Crown Vantage's positioning for the future. As required by the Private Securities Litigation Reform Act of 1995, the company advises that forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or inferred. These could include successful transfer of production to other Crown Vantage locations, the return of the business to profitability, the inability to improve overall operating performance or other uncertainties listed from time to time in the company's filings with the SEC.


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